Exhibit 10.1

Effective March 17, 2014

Ali Fattaey, Ph.D.

[Address 1]

[Address 2]

Dear Ali:

Reference is hereby made to that certain Employment Agreement dated as of February 19, 2013, by and between Curis, Inc. (the “Company”) and you (the “Employee”) (the “Agreement”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the undersigned parties agree as follows:

1. Section 3.6 Relocation and Commuting Expenses of the Agreement is hereby revised such that the dollar amount of “$50,000” in the third line of such Section 3.6(a) is hereby deleted in its entirety and the dollar amount of “$70,000” is hereby inserted in lieu thereof.

2. The Agreement, as supplemented and modified by this letter, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

3. Upon the effectiveness of this letter, on and after the date thereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4. This letter shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

Letter to Ali Fattaey, Ph.D.

Effective March 17, 2014

5. This letter may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Please sign below to acknowledge your agreement to the foregoing terms.

Very truly yours,

CURIS, INC.

/s/ Michael P. Gray

Michael P. Gray
Chief Financial Officer and Chief Business Officer

Date: March 24, 2014

Agreed and acknowledge as of the date set forth below.

/s/ Ali Fattaey, Ph.D.

Ali Fattaey, Ph.D.
President and COO

Date: March 24, 2014